List of Subsidiaries of the Company
                                  Exhibit 21.1


     NAME                             STATE  OF  INCORPORATION  OR  ORGANIZATION
     ----                             ------------------------------------------

Chancellor  Capital                                                  Nevada

Big  Tyme  Food  Marts,  Inc.                                        Nevada

Nevada  Housing  Opportunities  Manager,  LLC                        Nevada

RealNet  Commercial  Brokerage,  Inc.                                Nevada

Maxim  Homes,  Inc.                                                    Utah

Diamond  Key  Homes,  Inc.                                          Arizona

Diamond  Key  Construction,  LLC                                    Arizona

HomeBanc  Mortgage  Corporation                                     Arizona

Levitz  Plaza  Manager,  Inc.                                        Nevada

Saxton  Arizona  Construction,  Inc.                                Arizona

Saxton  Nevada,  Inc.                                                Nevada

Saxton  Utah  Construction                                             Utah

Saxton  Utah  Inc.                                                     Utah

Max  Management,  Inc.                                                 Utah

All  subsidiaries  listed  above  are  wholly-owned  by  Saxton  Incorporated.